Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Equity Investor Income Fund, Utility Series--14

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 33-30637 of our opinion dated January 18, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 16, 2000